Exhibit 10.1

AMENDMENT NO. 1 TO THE

2024 amended & restated PRAIRIE OPERATING CO.

LONG-TERM INCENTIVE PLAN

THIS AMENDMENT NO. 1 TO THE 2024 AMENDED & RESTATED PRAIRIE OPERATING CO. LONG-TERM INCENTIVE PLAN (this “Amendment”) is made effective (the “Effective Date”) upon the approval of the stockholders of Prairie Operating Co. (the “Company”) of this Amendment. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the 2024 Amended & Restated Prairie Operating Co. Long-Term Incentive Plan (the “Plan”);

WHEREAS, pursuant to the Plan, the Board of Directors of the Company (the “Board”) has the authority to amend the Plan from time to time; and

WHEREAS, the Board approved this Amendment pursuant to a resolution of the Board.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:

AMENDMENT

1.	The first sentence of Section 4(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“Subject to adjustment in a manner consistent with Section 8, 15,000,000 shares of Stock are reserved and available for delivery with respect to Awards, and such total shall be available for the issuance of shares upon the exercise of ISOs.”

2.	This Amendment shall be and is hereby incorporated into and forms a part of the Plan.

3.	Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

PRAIRIE OPERATING CO.

By:	/s/ Edward Kovalik
Name:	Edward Kovalik
Title:	Chief Executive Officer and Chairman of the Board